EXHIBIT 99.1

Airship AI Reports Second Quarter 2024 Financial Results

Strong Second Quarter 2024 Net Revenues of $6.4 Million, Gross Profit of $4.5

Million and Gross Margin of 70%

Second Quarter Operating Income of $1.0 Million Represents Significant Progress

Towards Full Year Cash Flow Positive Objective

First Half 2024 Combined Net Revenue of $17.0 Million Represents 128% of the

Company’s Full Year Revenue in 2023

Redmond, WA – August 14, 2024 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the second quarter ended June 30, 2024.

Q2 2024 Financial Highlights

•	Net revenues for the quarter ended June 30, 2024 were $6.40 million.
•	Gross profits for the quarter ended June 30, 2024 were $4.50 million.
•	Gross margin percentage was 70% for the quarter ended June 30, 2024. Higher margins were in part due to product mix, with reduced equipment purchases and increased Outpost AI sales.
•	Operating Income was $1.0 million for the quarter ended June 30, 2024. Operating expenses were lower due to decreased stock-based compensation.
•	Other income for the quarter ended June 30, 2024 was $17.5 million, primarily due to a change in the fair value of earnout liability of $14.9 million, change in fair value of warrant liability of $1.5 million and change in fair value of convertible debt of $1.5 million.
•	Net cash used in operating activities was $2.5 million in the quarter ended June 30, 2024.
•	As of August 14, 2024, our cash and cash equivalents were approximately $1.4 million, which reflects the conversion of accounts receivable and repayment of founder advances in the amount of $800,000.

Q2 2024 & Subsequent Operational Highlights

•	Backlog at June 30, 2024, was approximately $2.0 million, representing firm fixed price contracts awarded in the first and second quarters that are expected to be shipped and invoiced in the third and fourth quarters of 2024. Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•	Increase in our total validated pipeline in the quarter to ~$150 million, a pipeline that includes active opportunities that rolled over from 2023, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals.
•	$30 million in opportunities added to the pipeline were based on the completion of a strategic pilot opportunity for a federal agency with failing critical infrastructure. Upon the completion of the highly successful pilot, Airship has a pending Airship brand name only award to expand that pilot to multiple additional sites in the fourth quarter of 2024. Airship anticipates a larger multi-year nationwide procurement to be released in 2024.
•	Completed delivery of multiple firm-fixed price contracts worth $10.9 million, awarded in September 2023 by an agency within the U.S. Department of Homeland Security (“DHS”), for advanced integrated solutions supporting real-time intelligence collection operations along the United States’ borders, leveraging the Company’s edge IoT appliance, Outpost AI.
•	Completed several Airship brand name only acquisitions by U.S. Government Law Enforcement Agencies for Airship Acropolis and Outpost AI, being deployed on-premises and in the FedRAMP High cloud, with significant follow-on opportunities being developed as part of overarching agency goals to unify video and data management.
•	On-boarded several new large State and Local Law Enforcement Agencies across the U.S. for our full suite of our Airship AI Acropolis software ecosystem with over 25 agencies currently in the acquisition or demonstration and testing phase.
•	Announced Six-Figure Contract Award with Fortune 100 Transportation & E-Commerce Company for Acropolis Enterprise Video and Data Management Platform Expansion.
•	Announced new Outpost AI Edge Appliance with integrated 5G modem supporting encrypted edge recording and analytic processing along with secure transmission capabilities back to datacenter or up to FedRAMP High Airship Acropolis environments.
•	Entered a new partnership with T-Mobile U.S. for optimized high speed secure backhaul of edge data from our new Outpost AI With Integrated 5G Modem.
•	Completed integration around Outpost AI with Skydio, Inc., allowing customers to run advanced analytics on real-time drone derived data at the edge in support of several federal agencies edge operational requirements.
•	Announced development of the new Airship Fortress AI software platform offering providing analytic processing in on-premises and cloud-based environments supporting data structuring requirements where edge processing is not required or additional data structuring is needed.
•	Permanently reduced the exercise price of our outstanding warrants from $11.50 per share to $7.80 per share effective June 3, 2024.
•	Added to Russell 3000®, Russell 2000® and Russell Microcap® Indexes effective after the U.S. market close on June 28, 2024.

2024 Outlook

•	Triple-digit revenue growth and positive cash flow for calendar year 2024 supported by a strong and growing validated pipeline of ~$150 million, rapidly improving gross profit margins, and a strong recurring revenue model.

•	Make tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.
•	Targeted focus on brand awareness and engagement in new verticals via targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.
•	Release new Outpost AI product offerings as well as expand custom trained AI models supporting emerging edge analytic workflows.
•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.
•	Develop and execute expansionary opportunities in the commercial and retail markets, especially around those companies involved in fighting organized retail crime (“ORC”).
•	Improve sourcing, supply chain management and production-based process efficiencies to help drive the continued margin expansion.

Management Commentary

“The second quarter of 2024 saw strong continued momentum in support of our trajectory for triple-digit revenue growth for the full year,” said Paul Allen, President of Airship AI. “Our team was able to generate strong revenues for the quarter of $6.4 million, at a gross margin percentage of 70%, reflecting a significant margin increase from the first quarter. We were also able to achieve positive operating income of $1.0 million for the quarter, quickly closing in on our objective of being cash flow positive for the fiscal year.

“Our business strength across all product categories persisted, with notable successes in our core software offering, Acropolis, and our edge IoT appliance, Outpost AI. This quarter, we gained multiple new customers transitioning from third-party platforms and completed integrations with complementary third-party solutions. Our strategy of delivering best-of-breed solutions while remaining technology-agnostic—allowing integration with Airship or serving as downstream recipients of Airship-structured data—remains effective in a marketplace characterized by proprietary platforms and market consolidation.

“With several major U.S. government agencies transitioning to Airship this quarter—both moving to FedRAMP High—we remain optimistic about our offerings and their alignment with both current and emerging challenges in public safety and physical security. We are equally enthusiastic about new pilot opportunities with both new and existing agencies, where we are effectively bridging technical and operational gaps left by existing third-party solutions.

“The drive behind these conversions and pilot opportunities is largely fueled by the ongoing enthusiasm for Outpost AI. This platform seamlessly integrates data security from the edge to the cloud while adhering to NDAA/TAA compliance and being tailored for public safety and law enforcement. Additionally, we're witnessing early orders for our latest Outpost AI appliance, which comes equipped with an integrated 5G modem. This new appliance offers customers a highly secure solution for edge analytics, data management, and the secure streaming of analyzed data back to the datacenter or FedRAMP cloud.

“These releases also supported our expanding partnerships with industry solution providers, including a custom integration around Outpost AI with Skydio, Inc., a leading U.S. drone manufacturer, allowing customers to run advanced analytics on real-time drone derived data at the edge. We also entered a new partnership with T-Mobile U.S., aimed at leveraging their advanced 5G networking capabilities for optimized high speed secure backhaul of edge data from our newest Outpost AI platform.

“Looking ahead, we are more confident than ever in our capacity to tackle some of the nation’s most pressing technical challenges. As the interplay between artificial intelligence and human cognition becomes increasingly critical, our technology complements rather than replaces human judgment and interaction in public safety scenarios. It enables human minds to concentrate on other tasks, intervening only when a situation truly demands attention. Lastly, we would like to highlight that our current cash flows are strong, and the balance sheet is a snapshot in time, for which we have converted a large portion of accounts receivables to our current cash balance that stood at approximately $1.4 million as of August 14, 2024, following the repayment of the founder advances in the amount of $800,000,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2024 and December 31, 2023

	June 30, 2024	12/31/2023 (1)
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$226,750	$3,124,413
Accounts receivable, net of provision for credit losses of $0	3,440,121	1,648,904
Prepaid expenses and other	494,616	18,368
Income tax receivable	9,640	7,230
Total current assets	4,171,127	4,798,915

PROPERTY AND EQUIPMENT, NET	-	1,861

OTHER ASSETS
Other assets	180,432	182,333
Operating lease right of use asset	953,713	1,104,804

TOTAL ASSETS	$5,305,272	$6,087,913

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$1,505,442	$2,908,472
Advances from founders	2,550,000	1,750,000
Accrued expenses	161,406	200,531
Senior Secured Convertible Promissory Notes	2,675,919	2,825,366
Current portion of operating lease liability	198,002	174,876
Deferred revenue- current portion	3,791,970	4,008,654
Total current liabilities	10,882,739	11,867,899

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	795,993	943,702
Warrant liability	5,972,729	667,985
Earnout liability	11,741,351	5,133,428
Deferred revenue- non-current	3,878,997	4,962,126
Total liabilities	33,271,809	23,575,140

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 23,736,027 and 22,812,048 shares issued and outstanding as of June 30, 2024 and December 31, 2023	2,372	2,281
Additional paid in capital	3,014,089	-
Accumulated deficit	(30,979,174)	(17,476,700)
Accumulated other comprehensive loss	(3,824)	(12,808)
Total stockholders' deficit	(27,966,537)	(17,487,227)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,305,272	$6,087,913

AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

For the three and six months ended June 30, 2024 and 2023

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
NET REVENUES:
Product	$5,358,808	$1,805,163	$14,757,584	$3,639,329
Post contract support	1,042,223	964,855	2,218,462	2,069,286
	6,401,031	2,770,018	16,976,046	5,708,615
COST OF NET REVENUES:
Cost of Sales	1,306,386	557,792	9,095,795	2,135,958
Post contract support	588,438	538,889	745,917	1,095,040
	1,894,824	1,096,681	9,841,712	3,230,999
GROSS PROFIT	4,506,207	1,673,337	7,134,334	2,477,616
RESEARCH AND DEVELOPMENT EXPENSES	702,771	665,203	1,398,137	1,339,283
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,827,120	4,092,646	6,162,414	5,925,016
TOTAL OPERATING EXPENSES	3,529,891	4,757,849	7,560,551	7,264,299
OPERATING INCOME (LOSS)	976,316	(3,084,512)	(426,217)	(4,786,683)
OTHER INCOME (EXPENSE):
Gain (loss) from change in fair value of earnout liability	14,876,927	-	(6,607,923)	-
Gain (loss) from change in fair value of warrant liability	1,542,347	-	(5,304,744)	-
Gain (loss) from change in fair value of convertible debt	1,527,193	-	(512,184)	-
Loss on note conversion	-	-	(158,794)	-
Interest expense, net	(421,500)	(19,005)	(453,324)	(19,005)
Other (expense) income	(39,288)	238	(39,288)	(9,767)
Total other income (expense), net	17,485,679	(18,767)	(13,076,257)	(28,772)

INCOME (LOSS) BEFORE PROVISON FOR INCOME TAXES	18,461,995	(3,103,279)	(13,502,474)	(4,815,455)

Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	18,461,995	(3,103,279)	(13,502,474)	(4,815,455)

OTHER COMPREHENSIVE INCOME
Foreign currency translation income, net	3,239	-	8,984	42,551

TOTAL COMPREHENSIVE INCOME (LOSS)	$18,465,234	$(3,103,279)	$(13,493,490)	$(4,772,904)

NET INCOME (LOSS) PER SHARE:
Basic	$0.80	$(0.14)	$(0.59)	$(0.21)
Diluted	$0.58	$(0.14)	$(0.59)	$(0.21)

Weighted average shares of common stock outstanding
Basic	23,220,709	22,812,048	23,059,598	22,812,048
Diluted	30,272,228	22,812,048	23,059,598	22,812,048

AIRSHIP AI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2024 and 2023

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,502,474)	$(4,815,455)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,861	7,440
Stock-based compensation- stock option grants	530,625	273,418
Stock-based compensation- warrants	-	2,136,115
Amortization of operating lease right of use asset	151,091	358,199
Issuance of common stock for services	198,500
Noncash interest expense	521,582
Loss from change in fair value of warrant liability	5,304,744	-
Loss from change in fair value of earnout liability	6,607,923	-
Loss from change in fair value of convertible note	512,184	-
Loss on note conversions	158,794	-
Changes in operating assets and liabilities:
Accounts receivable	(1,791,217)	40,554
Prepaid expenses and other	11,394	(159)
Other assets	1,901	-
Operating lease liability	(124,583)	(302,233)
Payroll and income tax receivable	(2,410)	962,793
Accounts payable - trade and accrued expenses	(1,426,970)	(66,397)
Accrued income tax expense	-	(10,000)
Deferred revenue	(1,299,813)	678,623
NET CASH USED IN OPERATING ACTIVITIES	(4,146,868)	(737,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory note	-	1,984,582
Proceeds from warrant exercise	293,249	-
Advances from founders, net	800,000	1,100,000
Proceeds from stock option exercises	146,972	-
Repayment of small business loan and line of credit	-	(424,540)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,240,221	2,660,042

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,906,647)	1,922,940

Effect from exchange rate on cash	8,984	41,306

CASH AND CASH EQUIVALENTS, beginning of period	3,124,413	298,614

CASH AND CASH EQUIVALENTS, end of period	$226,750	$2,262,860

Supplemental disclosures of cash flow information:
Interest paid	$-	$5,064
Taxes paid	$2,410	$14,837

Noncash investing and financing
Elimination of advances to founders in connection with contribution of Zeppelin by shareholders	$-	$1,100,000
Elimination of payables to founders in connection with contribution of Zeppelin by shareholders	$-	$1,100,000
Issuance of common stock for debt interest payment	487,642
Issuance of common stock for debt conversion	$835,610	$-
Recognition of warrant liability	$-	$15,418